Exhibit 99.1

InnerWorkings Announces Third Quarter 2014 Results

Generates 41% Adjusted EBITDA growth; announces large new enterprise agreement

CHICAGO, IL — November 5, 2014 — InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today reported results for the three months ended September 30, 2014. For all non-GAAP references, please refer to the non-GAAP reconciliation table below for more information.

Highlights

•	Revenue of $251.7 million, an increase of 8% compared to $232.6 million in the third quarter of 2013.

•	Non-GAAP Adjusted EBITDA of $12.3 million, an increase of 41% compared to Non-GAAP Adjusted EBITDA of $8.7 million in the third quarter of 2013.

•	Non-GAAP diluted earnings per share of $0.07, an increase of 40% compared to Non-GAAP diluted earnings per share of $0.05 in the third quarter of 2013.

•	Non-GAAP Adjusted Operating Cash Flow of $(11.3) million, compared to Non-GAAP Adjusted Operating Cash Flow of $1.6 million in the third quarter of 2013.

"Our consistent growth and solid momentum continued in the third quarter as we landed major new client contracts, underscoring our opportunity within a large and underpenetrated market,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “We also continued to grow both globally and through new service offerings with our existing clients. We had success in cross-selling our new retail displays and product packaging solutions and we look forward to rolling them out with additional clients.”

Additional financial and operational highlights include the following:

•	Organic enterprise account growth was $19 million in the third quarter.

•	Among several new enterprise agreements signed during the quarter, the most significant was with one of the world’s largest office supply retailers to manage in-store and corporate marketing materials.

•	The North America segment accounted for 66% of revenue and international segments accounted for 34%, compared to a 70% / 30% mix in the third quarter of 2013.

Revenue Growth - Comparing 2014 to 2013
	Q3 $(MM) Change	Q3 % Change	YTD $(MM) Change	YTD% Change
Organic Enterprise Account Growth	$19	8%	$70	11%
Loss of Spend from Large Customer [1]	$0	0%	$(9)	-1%
Acquisitive Growth	$0	0%	$44	7%
Total Revenue Growth	$19	8%	$105	16%

[1] Includes loss of spending from large retail customer announced in April 2013.

Outlook

The Company updated and narrowed its 2014 revenue guidance to $1 billion to $1.01 billion, which reflects 12 to 13 percent growth over 2013. 2014 Non-GAAP diluted earnings per share guidance was also updated to $0.20 to $0.23, compared to $0.09 in 2013.

“We’re delivering on our commitment to accelerate our bottom-line results, generating meaningful Adjusted EBITDA growth in each of the first three quarters this year,” said Joseph M. Busky, Chief Financial Officer of InnerWorkings. “Our updated outlook reflects foreign exchange impacts from our growing international business, as well as some ramp-up costs related to our large new enterprise partnership.”

Conference Call

The management team will host a conference call to discuss the Company’s third quarter 2014 results, which will be broadcast live on Wednesday, November 5, 2014, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission: Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share. We believe that Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted SG&A, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward- looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 500 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is based in Chicago, IL, employs approximately 1,500 individuals, and maintains 67 global offices in 30 countries. Among the many industries InnerWorkings serves are: retail, financial services, hospitality, consumer packaged goods, not-for-profits, healthcare, food & beverage, broadcasting & cable, and transportation. For more information visit: www.inwk.com.

CONTACT:

Brad Moore

InnerWorkings, Inc.

(312) 277-1510

bmoore@inwk.com

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Revenue	$232,629,788	$251,651,521	$648,082,830	$753,490,776
Cost of goods sold	179,448,580	194,553,275	500,375,219	582,881,105
Gross profit	53,181,208	57,098,246	147,707,611	170,609,671
Operating expenses:
Selling, general and administrative expenses	44,724,982	46,187,034	133,183,782	146,393,186
Depreciation and amortization	3,880,431	4,387,438	8,994,494	12,931,952
Change in fair value of contingent consideration	(29,627,005)	(1,570,129)	(30,667,562)	(1,743,637)
Goodwill impairment charge	37,908,000	-	37,908,000	-
Restructuring and other charges	4,321,862	-	4,321,862	-
Income (loss) from operations	(8,027,062)	8,093,903	(6,032,965)	13,028,170
Total other expense	(728,047)	(1,180,813)	(2,140,743)	(3,354,653)
Income (loss) before income taxes	(8,755,109)	6,913,090	(8,173,708)	9,673,517
Income tax expense	310,961	1,799,419	18,115	2,665,067
Net income (loss)	$(9,066,070)	$5,113,671	$(8,191,823)	$7,008,450

Basic earnings (loss) per share	$(0.18)	$0.10	$(0.16)	$0.13
Diluted earnings (loss) per share	$(0.18)	$0.10	$(0.16)	$0.13

Weighted average shares outstanding, basic	51,157,933	52,655,284	50,743,576	51,974,408
Weighted average shares outstanding, diluted	52,217,066	53,742,472	52,122,553	52,781,851

Condensed Consolidated Balance Sheets

	December 31,	September 30,
	2013	2014
		(unaudited)
Cash and cash equivalents	$18,606,030	$22,153,663
Accounts receivable, net of allowance for doubtful accounts	171,832,907	182,497,497
Unbilled revenue	27,483,544	34,225,093
Inventories	26,473,732	41,256,484
Prepaid expenses	11,746,965	11,152,793
Other current assets	23,528,025	35,966,267
Total long-term assets	334,995,575	332,340,327
Total assets	$614,666,778	$659,592,124

Accounts payable-trade	$169,243,349	$165,800,771
Other current liabilities	49,655,185	65,998,339
Revolving credit facility	69,000,000	103,500,000
Other long-term liabilities	81,326,670	62,497,110
Total stockholders' equity	245,441,574	261,795,904
Total liabilities and stockholders' equity	$614,666,778	$659,592,124

Cash Flow Data (Unaudited)

	Nine Months Ended September 30,
	2013	2014
Net cash provided by (used in) operating activities	$9,463,850	$(16,037,736)
Net cash used in investing activities	(28,486,508)	(11,500,078)
Net cash provided by financing activities	20,907,572	31,691,417
Effect of exchange rate changes on cash and cash equivalents	120,988	(605,970)
Increase in cash and cash equivalents	2,005,902	3,547,633
Cash and cash equivalents, beginning of period	17,218,899	18,606,030
Cash and cash equivalents, end of period	$19,224,801	$22,153,663

Reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow, Non-GAAP Diluted Earnings Per Share and Non-GAAP Adjusted SG&A

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

Operating income	$(8,027,062)	$8,093,903	$(6,032,965)	$13,028,170
Depreciation and amortization	3,880,431	4,387,438	8,994,494	12,931,952
Stock-based compensation expense	982,082	1,374,496	3,036,188	4,023,227
Change in fair value of contingent consideration	(29,627,005)	(1,570,129)	(30,667,562)	(1,743,637)
Payments to former owner of Productions Graphics, net of cash recovered	(910,811)	-	2,876,214	-
Goodwill impairment charge	37,908,000	-	37,908,000	-
Restructuring and other charges	4,321,862	-	4,321,862	-
Legal fees in connection with patent infringement defense	209,075	-	961,295	-
Restatement-related professional fees	-	-	-	2,093,104
Non-GAAP Adjusted EBITDA	$8,736,572	$12,285,708	$21,397,526	$30,332,816

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

Net cash provided by (used in) operating activities	$6,553,846	$(11,849,650)	$9,463,850	$(16,037,736)
Excess tax benefit from exercise of stock awards *	(2,834,634)	-	(1,768,277)	-
Refund of VAT assessment in United Kingdom **	(2,166,664)	-	(2,166,664)	-
Cash paid for settlement for preference claim	-	-	900,000	-
Net short-term advances on International receivables ***	-	521,313	-	2,717,222
Non-GAAP Adjusted Operating Cash Flow	$1,552,548	$(11,328,337)	$6,428,909	$(13,320,514)

* Represents a U.S. tax deduction in an amount equal to the excess of the market price of the stock on the date of exercise over exercise price.

** Represents a payment made to Her Majesty's Revenue and Customers for VAT assessments in the U.K. and the refund of the prepayment less the final assessment.

*** US GAAP requires classification in financing activities despite inclusion in working capital on the balance sheet.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Net income	$(9,066,070)	$5,113,671	$(8,191,823)	$7,008,450
Change in fair value of contingent consideration, net of tax	(28,489,495)	(1,504,985)	(29,046,641)	(1,448,566)
Payments to former owner of Productions Graphics, net of cash recovered, net of tax	(630,896)	-	1,791,487	-
Goodwill impairment charge	37,908,000	-	37,908,000	-
Restructuring and other charges	2,614,726	-	2,614,726	-
Legal fees in connection with patent infringement defense, net of tax	135,941	-	625,034	-
Restatement-related professional fees, net of tax	-	-	-	1,266,328
Adjusted net income	$2,472,206	$3,608,686	$5,700,783	$6,826,212

Weighted average shares outstanding, diluted	52,217,066	53,742,472	52,122,553	52,781,851

Non-GAAP Diluted Earnings Per Share	$0.05	$0.07	$0.11	$0.13

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Selling, general and administrative expenses	$44,724,982	$46,187,034	$133,183,782	$146,393,186
Restatement-related professional fees	-	-	-	(2,093,104)
Legal fees in connection with patent infringement defense	(209,075)	-	(961,295)	-
Payments to former owner of Productions Graphics, net of cash recovered	910,811	-	(2,876,214)	-
Non-GAAP Adjusted SG&A	$45,426,718	$46,187,034	$129,346,273	$144,300,082